Luxfer Announces Date of First Quarter 2025 Earnings Conference Call MILWAUKEE, Wisconsin, April 16, 2025 – Luxfer Holdings PLC (NYSE: LXFR) (“Luxfer” or the “Company”), a global industrial company innovating niche applications in materials engineering, today announced the following details for its first quarter 2025 conference call. Date and time: Wednesday April 30, 2025, at 8:30 a.m. Eastern Time Luxfer participants: Andy Butcher Chief Executive Officer Steve Webster Chief Financial Officer Kevin Grant Vice President of Investor Relations and Business Development Dial-in registration: United States or Canada: 800-274-8461 International: (+1) 203-518-9814 Conference ID: LXFRQ125 Please dial into the call 15 minutes prior to the start time. Webcast: The earnings conference call webcast may be accessed by clicking on this link Q1 2025 Earnings Webcast Replay: Available from April 30, 2025, until May 14, 2025 Replay numbers: United States or Canada: 800-839-2382 International: (+1) 402-220-7201 Webcast replay: Available on Luxfer’s Investor website at Luxfer.com at 4:30 p.m. Eastern Time, Wednesday, April 30, 2025.

Presentation material: Earnings presentation material can be accessed through the Investors section at Luxfer.com About Luxfer Holdings PLC Luxfer (NYSE: LXFR) is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com. Contact Information: Kevin Cornelius Grant Vice President of Investor Relations and Business Development kevin.grant@luxfer.com